UNITED STATES OF AMERICA

                                  before the

                         SECURITIES AND EXCHANGE COMMISSION

In the Matter of

Northeast Utilities                                       Quarterly
The Connecticut Light and Power Company                Certificate as
Western Massachusetts Electric  Company                    to Partial
                                                        Consummation of
                                               Transaction $313.75 Million
                                                       Revolving
                                                    Credit Agreement

Berlin, Connecticut

File No. 70-8052

(Public Utility Holding Company Act of 1935)


	Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, Northeast Utilities and its system companies (the "Companies") hereby certify that the Companies maintain a $313.75 million Revolving Credit Agreement dated November 21, 1996 with Citicorp Securities, Inc. as arranger, Toronto Dominion Securities, Inc. as Syndication Agent, Fleet National Bank as Documentation Agent and Citibank, N.A. as Administrative Agent, in accordance with the terms and conditions filed with the Securities and Exchange Commission and ordered by them on November 20, 1996 with respect thereto.

	 During the period July 1, 1999 through September 30, 1999, Northeast Utilities had $0 outstanding for the quarter ending September 30, 1999.

Dated: September 30, 1999

		Northeast Utilities



		/s/Randy A. Shoop
		Assistant Treasurer - Finance